                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                November 8, 1995


                            W.R. BERKLEY CORPORATION
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                      0-7849                       22-1867895
 ----------------------         -------------------            ---------------
(State of incorporation        (Commission File No.)          (I.R.S. Employer
    or organization)                                         Identification No.)


165 Mason Street, P.O. Box 2518
    Greenwich, Connecticut                                       06836-2518
---------------------------------------                        ---------------
(Address of principal executive offices)                          Zip Code


        Registrant's telephone number, including area code: 203-629-3000

Item 2.          Acquisition or Disposition of Assets.

                          On November 8, 1995, W.R. Berkley Corporation (the
                 "Company"), Berkley Newco Corp. and MECC, Inc. ("MECC") consummated the transactions contemplated by an Agreement and Plan of Merger, dated as of September 14, 1995, pursuant to which MECC became a wholly-owned subsidiary of the Company. MECC is an insurance holding company which, through its sole, wholly-owned subsidiary, Midwest Employers Casualty Company, markets and underwrites excess workers' compensation insurance. Former holders of MECC common stock, options and warrants received an aggregate amount in cash equal to $141,467,014, constituting $138,000,000 plus interest thereon at the rate of 7% per annum from July 1, 1995 through the closing date, which amount was determined as a result of arm's length negotiations between representatives of each of the Company and MECC. In connection with the acquisition, the Company prepaid approximately $18.1 million of MECC's outstanding indebtedness and agreed to redeem approximately $1.4 million aggregate principal amount of MECC's outstanding subordinated debentures.

                          The acquisition of MECC was financed with the net
                 proceeds from the public offering of 3,450,000 shares of common stock, par value $.20 per share, of the Company, which was consummated on October 12, 1995.

Item 7.          Financial Statements, Pro Forma Financial Information and
                 Exhibits.

(a)              Financial statements of MECC, Inc.

                 *Independent Auditors' Report

                 *Consolidated Balance Sheets as of December 31, 1993 and 1994

                 *Consolidated Statements of Income for the years ended December
                   31, 1992, 1993 and 1994

                 *Consolidated Statements of Changes in Stockholders' Equity for
                   the years ended December 31, 1992, 1993 and 1994

                 *Consolidated Statements of Cash Flows for the years ended
                   December 31, 1992, 1993 and 1994

                 *Notes to Consolidated Financial Statements

                 *Incorporated by reference to Item 7(a) of the Current Report on Form 8-K of W.R. Berkley Corporation, dated September 14, 1995, as filed with the Securities and Exchange Commission on September 18, 1995.

                 Consolidated Balance Sheets as of December 31, 1994 and
                   September 30, 1995 (Unaudited)

                 Consolidated Statements of Income for the nine months ended
                   September 30, 1994 and 1995 (Unaudited)

                 Consolidated Statements of Changes in Stockholders' Equity
                   for the nine months ended September 30, 1994 and 1995 (Unaudited)

                 Consolidated Statements of Cash Flows for the nine months ended
                   September 30, 1994 and 1995 (Unaudited)

                 Notes to Interim Consolidated Financial Statements

(b)              Pro forma financial information.

                 Pro Forma Condensed Consolidated Balance Sheet at September
                   30, 1995

                 Pro Forma Condensed Consolidated Statement of Operations for
                   the Nine Months ended September 30, 1995

(c)              Exhibits.

                 The following Exhibits are filed as part of this report.

                 Exhibit 2.1. Agreement and Plan of Merger, dated as of September 14, 1995, by and among W.R. Berkley Corporation, Berkley Newco Corp. and MECC, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of W.R. Berkley Corporation, dated September 14, 1995, as filed with the Securities and Exchange Commission on September 28, 1995).

                 Exhibit 20.1.    Financial statements of MECC, Inc.:

                                  *Consolidated Balance Sheets as of December
                                    31, 1993 and 1994

                                  *Consolidated Statements of Income for the
                                    years ended December 31, 1992, 1993
                                    and 1994

                                  *Consolidated Statements of Changes in
                                    Stockholders' Equity for the years ended
                                    December 31, 1992, 1993 and 1994

                                  *Consolidated Statements of Cash Flows for the
                                    years ended December 31, 1992,
                                    1993 and 1994

                                  *Notes to Consolidated Financial Statements

                                  *Incorporated by reference to Item
                                    7(a) of the Current Report on Form
                                    8-K of W.R. Berkley Corporation, dated
                                    September 14, 1995, as filed with the
                                    Securities and Exchange Commission on
                                    September 18, 1995.

                 Exhibit 99.1.    Press Release issued by W.R. Berkley
                                    Corporation, dated November 8, 1995.

                            MECC, Inc. and Subsidiary
                    Interim Consolidated Statements of Income

          For Nine months ended September 30, 1994 and 1995 (Unaudited)
                  (Dollars in thousands, except share amounts)

                                                        1994             1995
                                                        ----             ----
Revenues:
 Gross premiums written                              $   70,514       $   61,771
 Less:
     Ceded reinsurance premiums                           4,584            4,520
     Increase in unearned premiums, net                   5,067            1,462
                                                     ----------       ----------
            Net premiums earned                          60,863           55,789
     Net investment income                               13,319           16,666
     Net realized investment gains                          388              133
                                                     ----------       ----------
                                                         74,570           72,588
                                                     ----------       ----------
Expenses:
 Losses and loss expenses                                33,598           31,005
 Salaries and employee benefits                           2,311            2,486
 Commissions to agents                                    9,799            9,179
 Taxes, licenses, and fees                                2,692            2,579
 Other underwriting expenses                              1,411            1,779
 Interest expense                                           856            1,366
                                                     ----------       ----------
                                                         50,667           48,394
                                                     ----------       ----------
 Income before provision for income taxes                23,903           24,194

Provision for income taxes:
 Current                                                  4,258            4,751
 Deferred                                                 3,261            2,621
                                                     ----------       ----------
            Total income tax                              7,519            7,372
            Net income                               $   16,384       $   16,822
                                                     ==========       ==========
Net income per share                                 $     1.98       $     2.03
Weighted average common and common
  equivalent shares                                   8,278,244        8,269,894


See accompanying notes to interim consolidated financial statements.

                            MECC, Inc. and Subsidiary
                       Interim Consolidated Balance Sheets

              December 31, 1994 and September 30, 1995 (Unaudited)

                                                                  1994            1995
                                                                  ----            ----
Assets
Investments:
  Fixed maturities:
  Available for Sale at fair value (amortized cost -
     $59,939, in 1994 and $58,709 in 1995)                        54,076          58,483
   Held to maturity at amortized cost (fair value-
     $222,114 in 1994 and $278,252 in 1995                       231,080         268,688
                                                                 -------         -------
   Total fixed maturities                                        285,156         327,171
 Equity securities at fair value (cost - $8,382 in 1994
     and $10,069 in 1995)                                          8,949          12,238
                                                                 -------         -------
   Total investments                                             294,105         339,409
                                                                 -------         -------
 Other assets:
  Cash and cash equivalents                                        5,155           6,419
  Premiums receivable, net of allowance for doubtful
    accounts of $92 in 1994 and $82 in 1995, respectively          7,061           9,092
  Reinsurance recoverable on losses and loss expenses:
      Paid claims                                                      9              11
      Unpaid claims                                               35,659          42,203
  Accrued investment income                                        5,293           5,323
  Prepaid reinsurance premiums                                     2,026           2,094
  Deferred acquisition costs                                       5,454           5,588
  Furniture, fixtures and equipment, net                             831             971
  Intangible assets, net                                             188             148
  Other assets                                                       666             680
                                                                 -------         -------
   Total other assets                                             62,342          72,529
                                                                 -------         -------
   Total assets                                                  356,447         411,938
                                                                 -------         -------
 Liabilities and Stockholder's Equity

 Losses and loss expenses                                        178,252         207,523
 Unearned premiums                                                27,281          28,811
 Accrued operating expenses                                        2,343           1,974
 Accrued interest on notes payable                                   220             234
 Reinsurance Premium Payable                                       1,238           1,471
 Federal income tax payable                                        3,371              94
 Funds held under reinsurance treaties                                59              62
 Amounts withheld for the account of others                        1,162           1,658
 Deferred federal income taxes                                    18,145          23,299
 Revolving credit facility                                        16,350          18,150
 Subordinated debentures                                           2,669           1,778
                                                                 -------         -------
   Total liabilities                                             251,090         285,054
                                                                 -------         -------
 Commitments and contingencies

 Stockholders' equity
  Common stock:
   Class B, no par value; authorized 18,100,000
    shares, issued and outstanding 5,989,375
    shares in 1994 and 1995                                       11,218          11,218
   Class C, no par value; authorized 1,900,000
    shares, issued and outstanding 1,848,475
    shares in 1994 and 1995                                       10,230          10,230
 Unrealized gain (loss) on securities, net of tax                 (3,442)          1,263
 Retained earnings                                                87,351         104,173
                                                                 -------         -------
   Total stockholders' equity                                    105,357         126,884
                                                                 -------         -------
   Total liabilities and stockholders' equity                    356,447         411,938
                                                                 =======         =======

See accompanying notes to interim consolidated financial statements.

                           MECC, Inc. and Subsidiary

       Interim Consolidated Statements of Changes In Stockholders' Equity

           Nine months ended September 30, 1994 and 1995 (Unaudited)

                  (Dollars in thousands, except share amounts)



                                                                   Common Stock
                                                -------------------------------------------------   Unrealized
                                                       Class B                   Class C              gain on
                                                -----------------------    ----------------------   securities,    Retained
                                                  Shares       Amount        Shares      Amount         net        earnings
                                                ---------    ----------    ---------   ----------   ----------    ----------
September 30, 1994

Balance - December 31, 1993                     5,989,375        11,218    1,848,475       10,230        1,593        60,032

Net Income                                                                                                            16,384

Unrealized (loss) - equity and available for
  sale securities                                                                                       (4,222)

                                                ---------    ----------    ---------   ----------   ----------    ----------
Balance, September 30, 1994                     5,989,375    $   11,218    1,848,475   $   10,230   ($   2,629)   $   76,416
                                                =========    ==========    =========   ==========   ==========    ==========
September 30, 1995

Balance - December 31, 1994                     5,989,375        11,218    1,848,475       10,230       (3,442)       87,351

Net Income                                                                                                            16,822

Unrealized (loss) - equity and available for
  sale securities                                                                                        4,705

                                                ---------    ----------    ---------   ----------   ----------    ----------
Balance, September 30, 1995                     5,989,375    $   11,218    1,848,475   $   10,230   $    1,263    $  104,173
                                                =========    ==========    =========   ==========   ==========    ==========


See accompanying notes to interim consolidated financial statements.

                            MECC, Inc. and Subsidiary
                  Interim Consolidated Statements of Cash Flows

            Nine Months Ended September 30, 1994 and 1995 (Unaudited)
                             (Dollars in thousands)

                                                                       1994          1995
                                                                       ----          ----
Cash flows from operating activities
  Net Income                                                          16,384        16,822
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depreciation and amortization                                      234           276
      Loss on disposal of furniture, fixtures and equipment             --               3
      Net amortization of bond discount                                  (60)          (73)
      Provision for deferred income taxes                              3,261         2,621
      Net realized investment gains                                     (388)         (133)
      Changes in assets and liabilities:
        Premiums receivable                                           (3,378)       (2,031)
        Reinsurance recoverable on losses and loss
          expenses, paid and unpaid                                   (9,907)       (6,546)
        Accrued investment income                                         53           (30)
        Federal income tax recoverable                                   274          --
        Prepaid reinsurance premiums                                  (1,132)          (68)
        Deferred acquisition costs                                      (862)         (134)
        Deferred costs, net                                             (553)         --
        Other assets                                                    (179)          (14)
        Losses and loss expenses                                      36,747        29,271
        Unearned premiums                                              6,199         1,530
        Accrued operating expenses                                       386          (369)
        Accrued interest on notes payable                               (327)           14
        Reinsurance premiums payable                                     471           233
        Federal income tax payable                                      --          (3,277)
        Funds held under reinsurance treaties                             49             3
        Amounts withheld for the account of others                        85           496
                                                                    --------      --------
           Net cash provided by operating activities                  47,357        38,594
                                                                    --------      --------
Cash flows from investing activities:
 Fixed maturities:
  Proceeds from sale or redemption of assets available for sale        1,521         1,250
  Purchase of assets available for sale                              (18,352)         --
  Proceeds from sale or redemption of assets held to maturity          6,383         7,943
             (See note 1)
  Purchase of assets held to maturity                                (34,305)      (45,407)
 Equity securities:
  Proceeds from sale or redemption of equity securities                  252            44
  Purchase of equity securities                                       (1,652)       (1,687)
 Purchase of furniture, fixtures, and equipment                         (285)         (373)
                                                                    --------      --------
           Net cash used in investing activities                     (46,438)      (38,230)
                                                                    --------      --------
Cash flows from financing activities:
 Proceeds from revolving credit facility                               7,700         1,800
 Payment of principal on subordinated debentures and note
   payable to bank                                                   (10,200)         (900)
                                                                    --------      --------
           Net cash provided by (used in) financing activities        (2,500)          900
                                                                    --------      --------
           Net increase (decrease) in cash and cash equivalents       (1,581)        1,264
Cash and cash equivalents:
  Beginning of period                                                  4,739         5,155
                                                                    --------      --------
  End of period                                                     $  3,158      $  6,419
                                                                    ========      ========

                            MECC, Inc. and Subsidiary
         Notes to Interim Consolidated Financial Statements (Unaudited)


(1)   General

      The interim consolidated financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of results for such periods. The results of operations and cash flows for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the consolidated financial statements as of December 31, 1993 and 1994, and for each of the years in the three-year period ended December 31, 1994, and related notes thereto, presented elsewhere herein.

(2) During June 1995, the Company sold a bond with an amortized cost of $1,008,011 from its held to maturity portfolio due to a significant deterioration in the issuer's creditworthiness. The sale of the bond generated a $19,999 realized gain.

CONSOLIDATED PRO FORMA CONDENSED FINANCIAL INFORMATION OF THE COMPANY

         The following tables present the Company's consolidated pro forma condensed balance sheet as of September 30, 1995 assuming the acquisition of MECC and Signet Star Holdings, Inc. (Signet Star) took place as of September 30, 1995 and pro forma condensed statements of operations for the nine months ended September 30, 1995 assuming the acquisition took place as of January 1, 1995. The pro forma consolidated financial data do not purport to represent what the Company's financial position or results of operations actually would have been had the Acquisitions and related financings in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable in the circumstances. Allocations are subject to valuation as of the closing dates of the acquisitions and, accordingly, the final allocations will be different from the amounts herein. The consolidated pro forma condensed financial data should be read in conjunction with the financial statements of the Company, including the notes thereto, incorporated by reference herein and the other financial information incorporated by reference herein. The acquisitions were accounted for as purchase transactions.

Balance sheet (in thousands):

                                                             September 30, 1995
                                           -----------------------------------------------------------
                                                                                                Pro forma            Pro forma
                          Company                     Pro forma            Pro forma            Signet Star          for the
                            as          MECC as       Acquisition          Financing            Acquisition          acquisition &
                          reported      reported      adjustments          adjustments          adjustments          financing
                          --------      --------      -----------          -----------          -----------          ---------
Total investments        $2,161,304     $  345,828     $9,564 (i)       $(16,000) (c)               --               2,500,696

Total assets              3,867,725        411,938     15,584 (i)(ii)    (16,000)               (742,227)(w)(y)      3,537,020

Reserve for losses
 and loss expenses        2,148,449        207,523      1,000               --                  (735,144)(y)         1,621,828

Corporate debt              255,141           --         --                 --                      --                 255,141
Subsidiary debt              67,076         19,928       --              (19,640)(b)                --                  67,364
Minority Interest            75,069           --         --                 --                   (72,583)                2,486

Stockholders' equity        682,919        126,884   (126,884)           145,107 (a)              65,500 (z)           893,526

Statement of operations (in thousands):

                                                                  Nine months ended September 30, 1995
                                          ----------------------------------------------------------------------------------
                                                                                                    Pro forma         Proforma
                                    Company       MECC         Proforma           Proforma          Signet Star       for the
                                    as            as           Acquisition        Financing         Acquisition       acquisition &
                                    reported      reported     adjustments        adjustments       adjustments       financing
                                    --------      --------     -----------        -----------       -----------       ---------
 Net premiums written                $ 642,206       $57,251    $    --           $     --               --            $ 699,457

 Net investment income                  96,332        16,666         --               (804)(c)           --              112,194
 Total revenues                        737,267        72,588         --               (804)(c)           --              809,051
 Operating costs and expenses:
  Losses and loss expenses            (415,435)      (31,005)        --               --                 --             (446,440)
  Other operating costs &
   expenses                           (241,962)      (16,023)       (170)(ii)         --                2,552 (w)       (255,603)
  Interest expense                     (21,216)       (1,366)        --              1,366 (b)           --              (21,216)
                                     ---------     ---------    --------         ---------           --------          ---------
  Income before income taxes &
   minority interest                    58,654        24,194        (170)              562              2,552             85,792
  Federal income tax
   (expense) benefit                   (11,291)       (7,372)        --               (197)               383 (x)        (18,477)
                                     ---------     ---------    --------         ---------           --------          ---------
Income before minority
 interest                               47,363        16,822        (170)              365              2,935             67,315

Minority Interest                       (3,627)         --           --               --                3,649                 22
                                     ---------     ---------    --------         ---------           --------          ---------
  Net income before
   preferred dividends                  43,736        16,822        (170)              365              6,584             67,337

Preferred dividends                     (8,297)         --           --               --               (3,870)(z)        (12,167)
                                     ---------     ---------    --------         ---------           --------          ---------
  Net income attributable to
   common stockholders               $  35,439     $  16,822    $   (170)        $     365           $  2,714          $  55,170
                                     =========     =========    ========         =========           ========          =========
Net income per share                 $    2.12     $            $                $                   $                 $    2.74
                                     =========
Average shares outstanding              16,693                                       3,450 (a)                            20,143
                                     =========                                   =========                             =========

NOTES TO CONSOLIDATED PRO FORMA CONDENSED FINANCIAL INFORMATION

(1).  Pro Forma adjustments for the acquisition of MECC

      The pro forma adjustments for the acquisition reflect: (i) an adjustment to mark all investments to fair market value; (ii) recognition of excess of cost over net assets acquired, and (iii) an adjustment to reflect reserves discounted based on the U. S. Treasury yield curve weighted for the expected payout period of the loss reserves as of September 30, 1995. Allocations are subject to valuation as of the closing date of the acquisition and, accordingly, the final allocations will be different from the amounts herein.

(i)       Mark-to-Market investments:

          Investments at fair market value                        $   348,973
          Carrying value of investments                               339,409
                                                                  -----------
                                                                  $     9,564
                                                                  ===========

(ii)      Excess of cost over net assets acquired:
          Purchase price                                          $   141,467
          MECC equity                                                (126,884)
          Net purchase adjustments                                     (5,566)
                                                                  -----------
                                                                  $     9,017
                                                                  ===========

          The excess of cost over net assets acquired will be amortized over 40 years which results in amortization expense of $170 for the nine months ended September 30, 1995.

(iii) Reserve adjustment to reflect reserves discounted to approximately 6.85% as of September 30, 1995.

(2)  Proforma adjustments for the financing

The pro forma adjustments for the financing reflect: (a) the issuance of 3,450,000 shares of Berkley common stock at $43.75 per share (net of underwriting discount and expenses); (b) the retirement of MECC's outstanding indebtness, and (c) the net cash required to complete the acquisition of MECC and the retirement of MECC's outstanding indebtedness.


(a)       Issuance of Common Stock:

          Shares of Common Stock                                   3,450
          Price per share                                       $  43.75
                                                                --------
          Gross proceeds                                         150,938
          Underwriting discount and expenses                      (5,831)
                                                                --------
          Net proceeds                                          $145,107
                                                                ========

(b)       Retirement of MECC's outstanding indebtedness

(c) Net cash required to complete the acquisition of MECC and retire MECC's outstanding indebtedness

          Purchase price                                      $  141,467
          Retirement of MECC outstanding
            indebtedness                                          19,640
                                                              ----------
          Total cash required                                    161,107
          Net proceeds of sale of
            Common Stock                                       (145,107)
                                                              ----------
          Net cash required                                   $   16,000
                                                              ==========

         Net investment income will be affected by the use of the Company's available cash to finance the acquisition of MECC. The Company's average rate of return on investments of 6.7% for the nine months ended September 30, 1995 was used in calculating the effect in investment income. This resulted in a charge of $804.

(3)  Pro forma adjustments for the acquisition of Signet Star Holdings, Inc.

On July 20, 1995, the company entered into an Agreement and Plan of Restructuring with General Re Corporation ("General Re") pursuant to which the company would purchase from General Re all of the capital stock of Signet Star Holdings, Inc. ("Signet Star") owned by General Re. As a result of a 1993 venture between the two companies, the company currently owns 60% and General Re currently owns 40% of Signet Star.

The pro forma adjustments for the acquisition of Signet Star reflect; (w) the adjustment to fair value the $68,000,000 aggregate liquidation preference of the Series B Cumulative Redeemable Preferred Stock to be issued by the Company to General Re and the recognition of the excess of net assets acquired over cost;
(x) the inclusion of Signet Star Holdings in the Company's consolidated tax return; (y) the sale of Signet Star Reinsurance Company to General Re; and (z) the issuance of 450,000 shares of Series B Cumulative Redeemable Preferred Stock to General Re:

(w)  Fair value of Preferred Stock and excess of net assets acquired over cost:

Purchase price                                                         $ 68,800
Fair value adjustment                                                    (3,300)
                                                                       --------
Preferred Stock at fair value                                            65,500
Book value at September 30, 1995                                         72,583
                                                                       --------
Excess of net assets acquired over cost                                $  7,083
                                                                       ========

The accounting for the issuance of the Preferred Stock requires that a market rate of interest, not the contractual rate, be used to establish fair value. The excess of net assets acquired over cost will result in a reduction in intangible assets, the effect of which would have been to reduce the Company's other operating costs and expenses by $2,552,000 for the nine months ended September 30, 1995.

(x) The tax adjustment is to reflect Signet Star Holding's inclusion in the Company's consolidated federal income tax return.

(y)      Sale of Signet Star Reinsurance Company to General Re

In connection with the formation of Signet Star, Signet and Signet Star Reinsurance Company each entered into a Retrocessional Agreement (the "Retrocessional Agreement") with Admiral Insurance Company ("Admiral") and General Reinsurance Corporation ("GRC"), respectively, pursuant to which Signet Reinsurance Company and Signet Star Reinsurance Company reinsured their respective liabilities and assigned their respective rights and obligations arising from any insurance or reinsurance contracts written prior to January 1, 1993 with and to Admiral and GRC, respectively. Under current accounting principles, the business ceded to GRC under the Retrocessional Agreement is treated as "retroactive" reinsurance (i.e. reinsurance of a loss which had occurred before the reinsurance became effective). Under such accounting principles, the Company reports reserves for losses and loss expenses gross of reinsurance and reinsurance ceded for unpaid losses and loss adjustment expense is reported as due from reinsurers.

Pursuant to the Agreement and Plan of Restructuring, Signet Star Holdings will sell Signet Star Reinsurance Company to General Re. As a result of this transaction, business written by Signet Star Reinsurance Company prior to January 1, 1993, which has been retroceeded to General Re, will no longer be reflected in the Company's financial statements. The only effect to the Company's financial statements resulting from this aspect of the transaction will be that the Company's reserves for losses and loss expenses will be reduced by $735,144,000 and "due from reinsurers" will be reduced by the same amount. This aspect of the transaction will not effect the Company's cash flow, stockholders' equity or statements of operations as reported.

(z)  Issuance of 450,000 shares of Series B Cumulative Redeemable Preferred
     Stock

As stated above the company will issue to General Re 450,000 shares of Series B Cumulative Redeemable Preferred Stock. The preferred stock will have a dividend rate increasing up to 6% during the first twelve months after issuance. The rate is thereafter subject to readjustment based on certain predetermined conditions. The preferred stock will be carried at its fair value of $65,500,000, based upon the current estimate of the ultimate interest rate, and will be accreted to its face value of $68,800,000. The preferred dividend expense for the nine months ended September 30, 1995 would have been $3,870,000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            W.R. Berkley Corporation
                                            ------------------------
                                                  (Registrant)

Dated:  November 21, 1995               By: /s/ William R. Berkley
                                            ------------------------
                                            Name:        William R. Berkley
                                            Title:       Chairman of the Board,
                                                         Chief Executive
                                                         Officer and President

                                  EXHIBIT INDEX

                                                                                     Sequential
 Exhibit                                                                             Page No.
   2.1.            Agreement and Plan of Merger, dated as of September 14, 1995, by and among W.R. Berkley Corporation, Berkley Newco Corp.
                   and MECC, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of W.R. Berkley Corporation,
                   dated September 14, 1995, as filed with the Securities and
                   Exchange Commission on September 28, 1995).

  20.1.            Financial Statements of MECC, Inc.:

                   *Independent Auditors' Report

                   *Consolidated Balance Sheets as of December 31, 1993 and 1994

                   *Consolidated Statements of Income for the years ended
                      December 31, 1992, 1993 and 1994

                   *Consolidated Statements of Changes in Stockholders' Equity
                      for the years ended December 31, 1992, 1993 and 1994

                   *Consolidated Statements of Cash Flows for the years
                      ended December 31, 1992, 1993 and 1994

                   *Notes to Consolidated Financial Statements

                   *Incorporated by reference to Item 7(a) of the Current
                      Report on Form 8-K of W.R. Berkley Corporation, dated September 14, 1995, as filed with the Securities and Exchange Commission on September 18, 1995.

  99.1.             Press Release issued by W.R. Berkley Corporation, dated
                    November 8, 1995.

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